Exhibit No. 28(j)(2)

CONSENT OF COUNSEL

We hereby consent to the use and incorporation by reference in said Post-Effective Amendment No. 3 of our firm’s opinion and consent of counsel which was filed as Exhibit EX-99. i. to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Philadelphia Investment Partners New Generation Fund.

MONTGOMERY, MCCRACKEN, WALKER & RHOADS, LLP

/s/ MONTGOMERY, MCCRACKEN, WALKER & RHOADS, LLP

Philadelphia, Pennsylvania

July 31, 2013